Exhibit 1.1

8,600,000 Shares

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Common Stock, par value $1 per share

Underwriting Agreement

August 6, 2015

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

named in Schedule I hereto

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

As the Forward Seller (as defined below)

and agent for Royal Bank of Canada,

as the Forward Counterparty

Royal Bank of Canada

200 Vesey Street, 8th Floor

New York, New York 10281

As the Forward Counterparty

Ladies and Gentlemen:

American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and RBC Capital Markets, LLC, in its capacity as agent for the Forward Counterparty (as defined below) (in such agency capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with RBC Capital Markets, LLC and each of the several Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom RBC Capital Markets, LLC and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”) on the terms set forth herein, with respect to, (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, par value $1 per share, of the Company (the “Common Stock”) set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased” (the “Company Initial Shares”), (ii) subject to Section 19 hereof, the sale by the Forward Seller (as agent for the Forward Counterparty) and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Borrowed Initial Shares To Be Purchased” (such number of shares of Common Stock being equal to the “Borrowed Initial Shares” (which are the initial shares delivered by the Forward Seller (as agent for the Forward Counterparty) plus any Company Top-Up Initial Shares (as defined in Section 19 hereof)), and (iii) subject to Section 19 hereof, the grant by the Forward Seller (as agent for the Forward Counterparty) to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 1,290,000 additional shares of Common Stock (the number of additional shares of Common Stock delivered by the Forward Seller (as agent for the Forward Counterparty), the “Borrowed Option Shares” and, together with any Company Top-Up Option Shares (as defined in Section 19 hereof), the “Option Shares”).

The Company Initial Shares, the Borrowed Initial Shares and any Company Top-Up Initial Shares are herein referred to collectively as the “Initial Shares.” The Company Initial Shares, any Company Top-Up Initial Shares and any Company Top-Up Option Shares are herein referred to collectively as the “Company Shares.” The Initial Shares and the Option Shares are herein referred to collectively as the “Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and Royal Bank of Canada (the “Forward Counterparty”), relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of Borrowed Initial Shares, and any other such letter agreement relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of Borrowed Option Shares, as applicable, in each case sold by the Forward Seller to the Underwriters pursuant to this Agreement, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement).

The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Underwriting Agreement (the “Agreement”) as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company has filed an automatic shelf registration statement on Form S-3 (No. 333-184162), including a base prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of, among other securities of the Company, the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), which became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act Regulations to be a part of such registration statement, is hereinafter called the “Registration Statement.” Each preliminary prospectus (including each preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”)), including the base prospectus filed as part of the Registration Statement, is hereinafter called a “Preliminary Prospectus.” The term “Prospectus” means the final prospectus relating to the Shares, as first filed with the Commission pursuant to Rule 424(b), and any amendments thereof or supplements thereto, including the base prospectus filed as part of the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The term “Time of Sale Information” means (i) the Preliminary Prospectus, as most recently amended or supplemented as of the date hereof, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Time of Sale Information, and (iv) the pricing information set forth on Schedule II hereto.

“Time of Sale” means 5:45 p.m., New York City time, on August 6, 2015.

The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations (“Rule 405”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

1.                                      Sale and Purchase.

(a)                                 Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriters the Company Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Company Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased,” and (ii) each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares) that number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Borrowed Initial Shares To Be Purchased” plus, in each case, any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case, at the purchase price per share of Common Stock of $24.303125.

(b)                                 Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) and the Company (with respect to the Company Top-Up Option Shares) hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) and the Company (with respect to the Company Top-Up Option Shares) all or any part of the

Option Shares, plus any additional number of Option Shares that such Underwriter may be obligated to purchase pursuant to the provisions of Section 8 hereof, at the purchase price per share set forth in paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon written notice by the Representatives to the Forward Counterparty, the Forward Seller and the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than five business days after the exercise of such option, nor in any event prior to the Closing Time (as defined below). The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  If (i) any of the conditions to effectiveness of the Forward Sale Agreement set forth therein have not been satisfied (A) with respect to the Initial Shares, at the Closing Time and (B) with respect to the Option Shares, at the Date of Delivery; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to (A) with respect to the Initial Shares, the Closing Time and (B) with respect to the Option Shares, the Date of Delivery; or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to (A) with respect to the Initial Shares, the Closing Time and (B) with respect to the Option Shares, the Date of Delivery; (clauses (i) through (iii), together, the “Conditions”), the Forward Counterparty, in its sole discretion, may elect not to borrow, and may cause the Forward Seller (as agent for the Forward Counterparty), not to deliver for sale to the Underwriters the Borrowed Initial Shares or the Borrowed Option Shares, as applicable, deliverable by the Forward Seller (as agent for the Forward Counterparty) hereunder.

2.                                      Payment and Delivery.

(a)                                 Initial Shares.  The Initial Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) or the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Initial Shares) or by the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares), in either case, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives, the Forward Seller and the Company) at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, 425 Lexington Avenue, New York, New York 10017. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)                                 Option Shares.  Any Option Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Option Shares) or by the Company (with respect to the Company Top-Up Option Shares), as the case may be, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Forward Seller or the Company, as the case may be, of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Representatives, the Forward Seller and the Company may agree upon in writing at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, 425 Lexington Avenue, New York, New York 10017.

3.                                      Representations and Warranties.

(a)                                 Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters, the Forward Seller and the Forward Counterparty, as of the date hereof, as of the Closing Time and as of any Date of Delivery that:

(i)                                     Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by or on behalf of such Underwriter, the Forward Seller or the Forward Counterparty through the Representatives expressly for use in any Preliminary Prospectus.

(ii)                                  Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Time and at each Date of Delivery (if any) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by or on behalf of such Underwriter, the Forward Seller or the Forward Counterparty through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii)                               Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) being an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus and (iv) the documents listed in Schedule II hereto, any electronic road show or other written communications, in each case approved in writing in advance or used by the Representatives.  Each such Issuer Free Writing Prospectus as of its issue date and at all subsequent time through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Preliminary Prospectus, the Time of Sale Information or the Prospectus and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, the Company has promptly or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  Each such Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Time and at each Date of Delivery (if any) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by such Underwriter, the Forward Seller or the Forward Counterparty through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)                              Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus and any such amendment or supplement did not, and as of the Closing Time and at each Date of Delivery (if any), the Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by or on behalf of such Underwriter, the Forward Seller or the Forward Counterparty through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(v)                                 Incorporated Documents.  Except with respect to the timeliness of the filing of the Company’s Current Report on Form 8-K, dated June 4, 2015 and filed with the Commission on June 16, 2015, the documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter, the Forward Seller or the Forward Counterparty through the Representatives expressly for use in the Registration Statement , the Prospectus (and any amendment or supplement thereto) and the Time of Sale Information.

(vi)                              Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in all material respects accordance with the Commission’s rules and guidelines applicable thereto.

(vii)                           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (except for any issuances, repurchases or redemptions of capital stock related to the exercise of stock options) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(viii)                        Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Forward Sale Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(ix)                              Capitalization.  The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Description of Capital Stock,” and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except where the failure to be so authorized and issued, fully paid and non-assessable, owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim could not reasonably be expected to have a Material Adverse Effect.

(x)                                 Other Equity Securities.  Except for employee stock options and restricted stock units under plans disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding (A) securities or obligations of the Company or the subsidiaries of the Company, convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(xi)                              Due Authorization.  The Company has the power and authority to execute and deliver this Agreement and the Forward Sale Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xii)                           The Forward Sale Agreement.  The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(xiii)                        The Company Shares.  The Company Shares have been duly authorized and, if and when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of such shares of Common Stock by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise.

(xiv)                       The Shares Issuable Pursuant to Forward Sale Agreement.  The shares of Common Stock issuable upon settlement of the Forward Sale Agreement, including as a result of an Acceleration Event (as defined in the Forward Sale Agreement), have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreement and, when issued and delivered by the Company to the Forward Counterparty pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparty pursuant to the terms of the Forward Sale Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise.

(xv)                          Listing.  The Common Stock has been registered under Section 12(b) of the Exchange Act, and the Company has not applied to delist the Common Stock from the New York Stock Exchange (the “NYSE”), nor has the Company received any written notification that the NYSE is contemplating the delisting of the Common Stock.

(xvi)                       Form of Common Stock Certificate.  The form of certificate used to evidence the Common Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(xvii)                    Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)                 Descriptions of the Transaction Documents and the Common Stock.  Each Transaction Document and the Common Stock conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(xix)                       No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)                          No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi)                       No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares under the Securities Act, (ii) the listing of the Shares on the NYSE and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Seller and the Forward Counterparty.

(xxii)                    Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(xxiii)                 Independent Accountants.  KPMG LLP, who have audited certain financial statements (including the related notes thereto and supplemental schedules) of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xxiv)                Statutory Financial Statements.  The 2014 statutory annual statements of each of the Company’s U.S. subsidiaries which is regulated as an insurance company (collectively, the “Insurance Subsidiaries”) and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance department of the jurisdiction of domicile of each such subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(xxv)                   Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvi)                Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(xxvii)             No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(xxviii)          Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxix)                Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof, except for any such tax that is currently being contested in good faith or as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xxx)                   Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and except for any notices which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization.

(xxxi)                No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect exists or, to the best knowledge of the Company, is threatened.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xxxii)             Compliance With Environmental Laws.  (i) The Company and its subsidiaries (x)

are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii)          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv)         Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxv)            Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  There are no material weaknesses or significant deficiencies in the Company’s internal controls.

(xxxvi)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom;  or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvii)      Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse effect.

(xxxviii)   No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security

Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country (such person, a “Sanctioned Person”). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(xxxix)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for (a) any such restrictions contained in the credit agreement governing our revolving credit facility in existence on the date hereof, or (b) that are otherwise permitted by the indenture governing the Company’s senior notes due 2021.

(xl)                              No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xli)                           Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlii)                        Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(b) Representations and Warranties of the Forward Seller and Forward Counterparty. The Forward Seller and the Forward Counterparty each hereby represents, warrants and covenants to each of the Company and the Underwriters, as of the date hereof, as of the Closing Time and as of any Date of Delivery on which the Forward Seller is to deliver Borrowed Option Shares that:

(i) this Agreement has been duly authorized, executed and delivered by each of the Forward Seller and the Forward Counterparty and, at the Closing Time and at each Date of Delivery (if any) at which each of the Forward Seller and the Forward Counterparty is to deliver Borrowed Option Shares, each of the Forward Seller and the Forward Counterparty will have full right, power and authority to sell, transfer and deliver the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, to the extent that it is required to sell, transfer and deliver such Borrowed Initial Shares or Borrowed Option Shares, as applicable, hereunder;

(ii) the Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Counterparty and constitutes a valid and binding agreement of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions;

(iii) each of the Forward Seller and the Forward Counterparty, as applicable, will, at the Closing Time or the Date of Delivery, as the case may be, have the free and unqualified right to transfer the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, that it is required to deliver to the extent that it is required to transfer such Borrowed Initial Shares or Borrowed Option Shares, as applicable, hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Initial Shares or Borrowed Option Shares, as applicable, and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Initial Shares or Borrowed Option Shares, as applicable, purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and

(iv) the Forward Seller is acting as an agent for the Forward Counterparty in connection with the transactions contemplated hereby.

4. Certain Covenants.

The Company agrees with the Underwriters, the Forward Seller and the Forward Counterparty:

(a) to furnish such information as may be required and otherwise to cooperate in each case qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect as long as reasonably requested by the Representatives for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representatives and the Forward Seller of the receipt by the Company of any written notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives and the Forward Seller, promptly and, if requested by the Representatives or the Forward Seller, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and the Forward Seller and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the date of determination of the price per Share to be paid by the public in connection with the offering of the Shares or on such other day as the parties may mutually agree) to the Underwriters and the Forward Seller copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters and the Forward Seller may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Forward Seller will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representatives and the Forward Seller promptly (and if required by the Representatives, to confirm such advice in writing) when any post-effective amendment to the Registration Statement has become effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and the Forward Seller and counsel for the Underwriters and obtain the reasonable consent of the Representatives and the Forward Seller prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) to advise the Representatives, the Forward Seller and the Forward Counterparty immediately and, if requested by the Representatives, confirming such advice in writing, of (1) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Time of Sale Information, or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Representatives, the Forward Seller and the Forward Counterparty promptly of the lifting or removal of such order; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives, the Forward Seller and the Forward Counterparty, upon advice of counsel after discussion with the Company and counsel for the Company, shall reasonably object in writing;

(h) to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof;

(i) unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish (i) to the Underwriters for a period of two (2) years from the date of this Agreement and (ii) to the Forward Seller and the Forward Counterparty, until expiration or termination of the Forward Sale Agreement, (1) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock and (2) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company are listed;

(j) to advise the Underwriters, the Forward Seller and the Forward Counterparty promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act or the Securities Act Regulations which, in the judgment of the Company, (1) would result in the Prospectus or the Time of Sale Information containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares or the Prospectus, or (3) would make it necessary to amend or supplement the Prospectus or the Time of Sale Information to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters, the Forward Seller and the Forward Counterparty copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters, the Forward Seller and the Forward Counterparty and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Time of Sale Information so that the Prospectus or the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement or the Prospectus, or so that the Prospectus or the Time of Sale Information will comply with the Securities Act and the Securities Act Regulations;

(k) except with respect to filings by the Company under the Exchange Act, during the period of time a Prospectus is required to be delivered in connection with the sale of Shares hereunder, (i) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the reasonable consent of the Representatives to the filing and (ii) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;

(l) to cooperate with the Representatives in permitting the Shares to be eligible for clearance and settlement through the facilities of DTC;

(m) to apply the net proceeds from the sale of the Company Shares and the net proceeds due upon settlement of the Forward Sale Agreement in accordance with the statements under the caption “Use of Proceeds” in the Prospectus and the Time of Sale Information;

(n) to make generally available to its security holders and to deliver to the Representatives and the Forward Seller as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with the provisions of Rule 158 of the Securities Act Regulations); provided, however, that; (i) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Representatives, the Forward Seller and the Forward Counterparty shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(o) (1) to have the Company Initial Shares and the Company Top-Up Initial Shares, if applicable, to be issued and sold by the Company accepted for listing, subject to notice of issuance by the NYSE, prior to the Closing Time, (2) to have the Company Top-Up Option Shares to be issued and sold by the Company accepted for listing, subject to notice of issuance by the NYSE, prior to the Date of Delivery, as applicable, and (3) to apply to list the shares of Common Stock, if any, to be issued upon settlement of the Forward Sale Agreement on the NYSE prior to the date such shares of Common Stock are to be issued upon such settlement and to have such shares accepted for listing, subject to notice of issuance by the NYSE, prior to the delivery thereof, and, in either case, to file with the NYSE all documents and notices required by the NYSE to effect and maintain the listing of the Initial Shares and the Option Shares on the NYSE as soon as practicable after the date of this Agreement;

(p) to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;

(q) in connection with the offer and sale of the Shares, not to offer shares of Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act;

(r) not to distribute any prospectus or other offering material, other than the Registration Statement, the Prospectus and the Time of Sale Information, in connection with the offer and sale of the Shares;

(s) to refrain during a period of 60 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing (except for (i) a registration statement on Form S-3 relating to a proposed dividend reinvestment plan or employee stock purchase plan of the Company, (ii) a universal shelf registration statement on Form S-3 and/or Form S-4 relating to securities that may be offered or sold by the Company, provided that the Company will not sell any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any such registration statement within 60 days from the date of the Prospectus and (iii) a registration statement on Form S-8 with respect to grants of stock options, restricted stock or other stock based awards to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof, (2) entering into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of equity securities of the Company, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) publicly announce the intention to enter into any transaction or take any action of the type described in clause (1) or (2) above that has not been previously disclosed. The foregoing sentence shall not apply to (A) any Company Shares to be issued or sold hereunder, (B) any shares of Common Stock issuable upon settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the Forward Sale Agreement), (C) any shares of Common Stock issued by the Company in connection with employee benefit plans, stock option plans, long-term incentive plans, direct stock purchase plans or distribution reinvestment plans existing at the date of this Agreement, (D) any securities issued by the Company upon the exercise of an option, warrants or rights outstanding on the date hereof and referred to directly or indirectly in the Time of Sale Information and the Prospectus, (E) grants of stock options, Common Stock, restricted stock or restricted stock units to employees, consultants, independent insurance agents or directors of the Company or its subsidiaries pursuant to an employee benefit plan of the Company in existence on the date hereof and described in the Time of Sale Information and the Prospectus, provided that the grantees thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares of Common Stock underlying such options), Common Stock restricted stock or restricted stock units during such 60-day period without the prior written consent of the Representatives, (F) the issuance of Common Stock in connection with the acquisition of assets in a transaction exempt from the requirements of the Securities Act, provided that (x) the aggregate number of shares or securities issued pursuant to this clause (F) shall not exceed 5% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Initial Shares pursuant hereto and (y) the beneficial owner of any such shares or securities shall sign a lock-up agreement substantially in the form of Annex A hereto, or (G) any shares of Common Stock issued upon exchange of any convertible senior notes in existence on the date hereof; notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause (v) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension; the Company agrees to provide written notice of any event that would result in an extension of the Lock-Up Period to the Representatives and each stockholder subject to the Lock-Up Period;

(t) not to, and to use its commercially reasonable best efforts to cause its officers, directors and affiliates not to, (1) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (2) sell, bid for, purchase or, except as provided herein, pay anyone any compensation for soliciting purchases of the Shares or (3) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

(u) to comply with all of the provisions of any undertakings in the Registration Statement and to file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

5. Payment of Expenses.

(a)  The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, which shall not exceed an aggregate of $15,000 when taken together with the fees and expenses of counsel set forth in clause (vi) above); (viii) all expenses incurred by or on behalf of the Company in connection with any “road show” presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 9 and 5(b), the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters provided above in this Section 5(a)) and transfer taxes on the resale by them of any of the Shares. The Underwriters, severally and not jointly, agree to reimburse the Company for a portion of expenses described in this Section 5(a) in an amount set forth in the expense reimbursement letter agreement between the Company and the Representatives on behalf of the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Company Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Initial Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, and the Company shall not in any event be liable to any of the Underwriters for any other amount, including, without limitation, damages on account of loss of anticipated profits from the sale of the Shares.

6. Conditions of the Obligations of the Underwriters and the Forward Seller.

The obligations of the Forward Seller hereunder to sell and deliver the Borrowed Initial Shares and the Borrowed Option Shares and of the Underwriters hereunder to purchase and pay for the Shares, in each case at the Closing Time or on each Date of Delivery, as applicable, are subject to the performance by the Company of its obligations hereunder to be performed at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, and to the satisfaction of the following further conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2)

or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(c) and 4(f) hereof, as applicable; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof, at and as of the Closing Time and on each Date of Delivery, as if made on the date hereof, at the Closing Time and on each Date of Delivery, as applicable.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(a)(vii) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officer’s Certificate.  The Representatives and the Forward Seller shall have received on and as of the Closing Time and on each Date of Delivery, as applicable, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that, to the best knowledge of such officer, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time or such Date of Delivery, as applicable and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters.  On the date of this Agreement and at the Closing Time and on each Date of Delivery, as applicable, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered at the Closing Time and on such Date of Delivery shall use a “cut-off” date no more than three business days prior to the Closing Time or such Date of Delivery, as the case may be.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company.  Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have (i) furnished to the Representatives and the Forward

Seller, at the request of the Company, their written opinion, dated the Closing Time and on each Date of Delivery, as applicable, and addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance reasonably satisfactory to the Representatives and (ii) furnished to the Representatives and the Forward Seller, at the request of the Company, their 10b-5 Statement, dated the Closing Time and on each Date of Delivery, as the case may be, and addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance reasonably satisfactory to the Representatives.

(h)                                 Opinion of the General Counsel.  William R. Kunkel, Executive Vice President and General Counsel of the Company and its subsidiaries, shall have furnished to the Representatives and the Forward Seller, at the request of the Company, his written opinion, dated the Closing Time and on each Date of Delivery, as applicable, and addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance reasonably satisfactory to the Representatives.

(i)                                     Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives and the Forward Seller shall have received on and as of the Closing Time and on each Date of Delivery an opinion and 10b-5 statement, as applicable, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives and the Forward Seller may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    DTC.  The Shares shall be eligible for clearance and settlement through DTC.

(k)                                 Listing.  The Company shall have submitted an application to list the Company Initial Shares and, if applicable, the Company Top-Up Initial Shares and, if applicable, the Company Top-Up Option Shares, on the NYSE, subject to official notice of issuance.

(l)                                     Lock-Up Agreements.  The Representatives shall have received the lock-up agreements substantially in the form of Annex A hereto signed by the persons listed on Schedule III hereto.

(m)                             Additional Documents.  On or prior to the Closing Time and each Date of Delivery, the Company shall have furnished to the Representatives, the Forward Seller and the Forward Counterparty such further certificates and documents as the Representatives, the Forward Seller or the Forward Counterparty may reasonably request.

7. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Initial Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

8. Default by an Underwriter.

If, at the Closing Time or any Date of Delivery, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all of the Shares, this Agreement or, with respect to any Date of Delivery, the obligation of the non-defaulting Underwriters to purchase Option Shares on such Date of Delivery, will terminate without liability to any non-defaulting Underwriter, the Forward Seller or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Time or the relevant Date of Delivery shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9. Indemnity and Contribution by the Company and the Underwriters.

(a) Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, the Forward Seller and the Forward Counterparty, and their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by or on behalf of such Underwriter, the Forward Seller or the Forward Counterparty through the Representative expressly for use therein.

(b) Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement, the Forward Seller and the Forward Counterparty, their respective affiliates, directors and officers, and each person, if any, who controls the Company, the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to

the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by or on behalf of such Underwriter, the Forward Seller or the Forward Counterparty through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the third paragraph and the twenty-second through the twenty-eighth paragraphs under the heading “Underwriting.”

(c) Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, the Forward Seller and the Forward Counterparty, and their respective affiliates, directors and officers and any control persons of such Underwriter, the Forward Seller and the Forward Counterparty shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10. Survival.

The indemnity and contribution agreements contained in Section 9 of this Agreement, the covenants, warranties and representations of the Company contained in Sections 3(a), 4 and 5 of this Agreement and the representations and warranties of the Forward Seller contained in Section 3(b) of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Forward Seller, the Forward Counterparty, or any person who controls an Underwriter, the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares. The indemnity and contribution agreements contained in Section 9 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 3(a) and 5 of this Agreement shall survive any termination of this Agreement. The Company, each Underwriter, the Forward Seller and the Forward Counterparty agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters, the Forward Seller and the Forward Counterparty undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters, the Forward Seller and the Forward Counterparty shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges that the Underwriters, the Forward Seller and the Forward Counterparty disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’, the Forward Seller’s and the Forward Counterparty’s performance of their respective duties and obligations expressly set forth herein.

12. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260 and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358. Notices to the Company shall be given to them at American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50766, Attention: William R. Kunkel (Fax: 515-221-0744).

13. Governing Law; Headings.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. No Fiduciary Duty; No Reliance.

The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement are an arm’s-length commercial transaction among the Company, the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement by the Company of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter, the Forward Seller or the Forward Counterparty has advised or is currently advising the Company on related or other matters). The Company expressly acknowledges that it has not relied upon the Underwriters, the Forward Seller, the Forward Counterparty or counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares. The Company agrees that it will not claim that the Underwriters, the Forward Seller or the Forward Counterparty have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration.

Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, or any of them, with respect to the subject matter hereof, other than the Forward Sale Agreement and that certain letter agreement, dated as of the date hereof, by and among the Company and the Representatives.

17. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Forward Seller, the Forward Counterparty, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

19. Issuance and Sale by the Company.

(a) In the event that (i) the Forward Counterparty elects not to borrow Shares pursuant to Section 1(c) hereof, (ii) the Forward Counterparty or its affiliate is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, to be purchased by the Underwriters at the Closing Time or the Date of Delivery, as applicable, and deliverable by the Forward Seller hereunder, or (iii) the Forward Counterparty determines in its commercially reasonable judgment, either that it is impracticable to do so or that the Forward Counterparty would incur a stock loan fee, excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Counterparty (such stock loan fee, a “Stock Loan Fee”), of more than a rate equal to 200 basis points per annum to do so, then, upon notice by the Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Time or any Date of Delivery, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 1(a) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, otherwise deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Time or the Date of Delivery, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of any Borrowed Initial Shares are referred to herein as the “Company Top-Up Initial Shares.” Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) Neither the Forward Counterparty nor the Forward Seller shall have any liability whatsoever for any Borrowed Initial Shares or Borrowed Option Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Counterparty and the Forward Seller are not satisfied on or prior to the Closing Time or the Date of Delivery, as applicable, and the Forward Seller elects pursuant to Section 1(c) hereof not to deliver and sell to the Underwriters the Borrowed Initial Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) the Forward Counterparty or its affiliate is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement at the Closing Time or the Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder or (iii) the Forward Counterparty determines in its commercially reasonable judgment, either that it is impracticable to do so or that the Forward Counterparty would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By	/s/ John M. Matovina
Name: John M. Matovina
Title: Chief Executive Officer and President

RBC CAPITAL MARKETS, LLC, in its capacity as the Forward Seller

By	/s/ Jonathan Bayer
Name: Jonathan Bayer
Title: Managing Director

RBC CAPITAL MARKETS, LLC, as agent for ROYAL BANK OF CANADA, in its capacity as the Forward Counterparty

By	/s/ Amy Disbrow
Name: Amy Disbrow
Title: Associate Director

[Signature page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

RBC CAPITAL MARKETS, LLC

By	/s/ Jonathan Bayer
Name: Jonathan Bayer
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/Ray Craig
Name: Ray Craig
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Company Initial Shares To Be Purchased	Number of Borrowed Initial Shares To Be Purchased

RBC Capital Markets, LLC	1,075,000	1,075,000

J.P. Morgan Securities LLC	1,075,000	1,075,000

Citigroup Global Markets Inc.	430,000	430,000

FBR Capital Markets & Co.	430,000	430,000

Raymond James & Associates, Inc.	430,000	430,000

SunTrust Robinson Humphrey, Inc.	645,000	645,000

Sandler O’Neill & Partners, L.P.	215,000	215,000

Total	4,300,000	4,300,000

SCHEDULE II

TIME OF SALE INFORMATION

A.  Issuer Free Writing Prospectus to be included in the Time of Sale Information:  None.

B.  Pricing Information provided orally by the Underwriters:

Public offering price per share:  $25.25

SCHEDULE III

List of Persons Subject to Lock-up

David J. Noble

John M. Matovina

Ted M. Johnson

Debra J. Richardson

Ronald J. Grensteiner

William R. Kunkel

Jeffrey D. Lorenzen

Scott A. Samuelson

Annex A

Form of Lock-Up Agreement

, 2015

RBC CAPITAL MARKETS, LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the several

Underwriters listed in Schedule 1

to the Underwriting Agreement

referred to below

c/o                               RBC Capital Markets, LLC

200 Vesey Street, 11th Floor

New York, New York 10281

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York  10179

Re:                             AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY — Common Stock Offering

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1.                                      RBC Capital Markets, LLC (“RBC”) and J.P. Morgan Securities LLC (“JPM”), as representatives of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Agreement”) with American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), providing for the public offering by the Underwriters, including RBC and JPM, of common stock, par value  $1 per share (the “Common Stock”), of the Company (the “Offering”).

2.                                      In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of RBC and JPM (which consent may be withheld or delayed in sole discretion of RBC and JPM), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 60 days after the date of the Agreement (the “Lock-Up Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to enter into any transaction of the type described in clause (i) or (ii) above that has not been previously disclosed.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s articles of incorporation, as amended, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, provided further, that if such donee is a 501(c)(3) charitable organization, such restrictions shall not apply; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans or the Company’s third amended and restated bylaws; (vi) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (vii) with respect to sales of securities acquired after the closing of the Offering in the open market. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, subject to applicable securities laws and the restrictions contained in the Company’s articles of incorporation, as amended, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company.

3.                                      If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless RBC and JPM waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice sent to the email address on the signature page of this Lock-Up Agreement will be deemed to have given to, and received by, the undersigned.

4.                                      The undersigned acknowledges that the Underwriters are relying on the agreements of the undersigned set forth herein in making their decision to enter into the Agreement and to continue their efforts in connection with the Offering.

5.                                      This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.                                      This Lock-Up Agreement may be delivered by facsimile.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:
Email address:

[Signature Page to Lock-up Agreement]